As filed with the Securities and Exchange Commission on June 29, 2016.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EGALET CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	600 Lee Road, Suite 100 Wayne, PA 19087	46-3575334
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

EGALET CORPORATION

2016 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Robert S. Radie
President and Chief Executive Officer
Egalet Corporation

600 Lee Road

Suite 100

Wayne, PA 19087

(Name and Address of Agent for Service)

(610) 833-4200

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

David S. Rosenthal, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, par value $0.001 per share	750,000	$4.575	$3,431,250	$345.53

(1)                     Pursuant to Rule 416(a), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the Egalet Corporation 2016 Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)                     Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee, on the basis of $4.575 per share, the average of the high and low sale prices of the Common Stock as reported in the Nasdaq Global Select Market on June 27, 2016.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”) is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.  The documents containing the information specified in Part I of Form S-8 will be sent or given to directors, officers, employees and consultants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by Egalet Corporation (the “Registrant”) are hereby incorporated herein by reference:

The Registrant’s annual report for the fiscal year ended December 31, 2015, filed on Form 10-K on March 11, 2016.

The Registrant’s quarterly report for the fiscal quarter ended March 31, 2016, filed on Form 10-Q on May 10, 2016.

The Registrant’s current reports on Form 8-K filed on January 7, 2016, May 23, 2016 and June 16, 2016.

The Registrant’s definitive proxy statement on Schedule 14A filed on April 29, 2016, to the extent incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2015.

The description of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), contained in its registration statement on Form 8-A, which was filed with the Commission on February 3, 2014, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.   Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                                          transaction from which the director derives an improper personal benefit;

•                                          act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                                          unlawful payment of dividends or redemption of shares; or

•                                          breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the Delaware General Corporation Law, the Registrant has entered into and intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.                   Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

4.1*

Third Amended and Restated Certificate of Incorporation of Egalet Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 10-Q filed with the Commission August 7, 2015).

4.2*	Amended and Restated Bylaws of Egalet Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the Commission on February 11, 2014).

4.3*

The Indenture, dated April 7, 2015, by and between Eaglet Corporation and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Commission on April 8, 2015 (File No. 001-36295)).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered.

10.1	Egalet Corporation 2016 Employee Stock Purchase Plan (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of Dechert LLP (included in Exhibit 5.1)

23.3	Consent of Ernst & Young LLP (filed herewith).

24.1	Power of Attorney (contained on signature page hereto)

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)              to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)             to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, Commonwealth of Pennsylvania, on this 29th day of June, 2016.

Egalet Corporation

By:	/s/ Robert Radie
Robert Radie
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Radie and Stan Musial, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert Radie	President and Chief Executive Officer (Principal Executive Officer); Director	June 29, 2016
Robert Radie

/s/ Stan Musial	Chief Financial Officer (Principal Financial Officer)	June 29, 2016
Stan Musial

/s/ Barbara Carlin	Chief Accounting Officer (Principal Accounting Officer)	June 29, 2016
Barbara Carlin

/s/ Timothy Walbert	Chairman of the Board	June 29, 2016
Timothy Walbert

/s/ Nicholas C. Nicolaides	Director	June 29, 2016
Nicholas C. Nicolaides

/s/ John E. Osborn	Director	June 29, 2016
John E. Osborn

/s/ Jean-Francois Formela	Director	June 29, 2016
Jean-Francois Formela

/s/ Gregory Weaver	Director	June 29, 2016
Gregory Weaver

EXHIBIT INDEX

Exhibit Number	Description

4.1*

Third Amended and Restated Certificate of Incorporation of Egalet Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 10-Q filed with the Commission August 7, 2015).

4.2*	Amended and Restated Bylaws of Egalet Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the Commission on February 11, 2014).

4.3*

The Indenture, dated April 7, 2015, by and between Eaglet Corporation and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Commission on April 8, 2015 (File No. 001-36295)).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered (filed herewith).

10.1	Egalet Corporation 2016 Employee Stock Purchase Plan (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of Dechert LLP (included in Exhibit 5.1 filed herewith).

23.3	Consent of Ernst & Young LLP (filed herewith).

24.1	Power of Attorney (contained on signature page hereto).

* Previously filed and incorporated herein by reference.